Exhibit 99.1

Clawback Policy
In the event that our Board of Directors determines there has been a restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all incentive payments that were made to executive officers and all performance-based equity awards granted to executive officers that vested, in each case, on the basis of having met or exceeded such performance targets in grants or awards made after December 18, 2012 during the fiscal year prior to the filing of the Current Report on Form 8-K announcing the restatement. If such payments and/or vesting would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of our company such payments to and/or equity awards held by executive officers who are found personally responsible for the material restatement, as determined by the Board, by requiring such executive officers to pay such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Board determines to be appropriate. For purposes of this policy, the term “executive officers” shall have the meaning given such term in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, and the term “incentive payments” means bonuses and/or awards under the Company's 2003 Long-Term Incentive Plan and the Annual Incentive Plan.